UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2006

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23495	22-3367588
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Matawan Road, Suite 420, Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 739-2900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  ELECTION OF DIRECTOR

On September 25, 2006, the Company’s board of directors elected Robert R. Rowbal to fill the vacancy created by the resignation of Gary Jamison. Mr. Jamison’s resignation was reported in the Company’s current report on Form 8-K filed on September 18, 2006.

Mr. Rowbal, Age 42, is currently the Business Unit Controller for the Specialty Foods Group of Hormel Foods Corporation (HFC). Mr. Rowbal joined HFC in June of 1988 and has held various positions at HFC including: Internal Auditor; Manager of Cost and Stock - Atlanta; Cost Analyst - Grocery Products, Cured & Smoked Meats, and Fresh Pork: Cost Manager - Austin Plant, and Plant Controller - Rochelle Foods in addition to his current position. Mr. Rowbal graduated from Minnesota State University at Mankato with a B.A. in accounting.

Mr. Rowbal was not elected pursuant to any arrangement or understanding. Previously, HFC had the right by agreement to designate an individual to be nominated to the Company’s Board of Directors. This right lapsed, however, when HFC converted its shares of the Company’s Series A Preferred Stock to Common Stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Date: September 25, 2006	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen Chief Financial Officer

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